ARROW FINANCIAL CORPORATION

SELECT EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective as of January 1, 2005

For Benefits Accrued or Vested After December 31, 2004

ARROW FINANCIAL CORPORATION

SELECT EXECUTIVE RETIREMENT PLAN

The Arrow Financial Corporation Select Executive Retirement Plan (the “Plan”) is hereby amended and restated effective January 1, 2005, by the Arrow Financial Corporation, a New York State chartered holding company organized under the laws of New York and having its principal office at 250 Glen Street in the City of Glens Falls, Warren County, New York (hereinafter referred to as the “Employer”).  This amended and restated portion of the Plan shall apply only to those benefits that accrue or become vested after December 31, 2004.

WITNESSETH:

WHEREAS, the Employer has determined that certain of its employees and employees of affiliated companies constituting a select group of management or highly compensated employees should receive supplemental retirement benefits to compensate such employees for valuable past services rendered; and

WHEREAS, the Employer has amended and restated its qualified defined benefit pension plan effective January 1, 2003 into a cash balance pension plan and has also determined it to be advantageous to convert certain Plan benefits into the form of a cash balance plan; and

WHEREAS, the Employer has heretofore authorized adoption of this restated Plan in two separate and distinct portions for the purpose of bifurcating benefits into Grandfathered Benefits accrued and vested as of December 31, 2004, which are frozen and not subject to Internal Revenue Code Section 409A, and benefits which accrue or vest thereafter and which are subject to the requirements of Code Section 409A.

NOW THEREFORE, in consideration of the premises, this portion of the Plan is hereby restated for compliance with Internal Revenue Code Section 409A with respect to benefits that accrue or become vested after December 31, 2004 under the following terms:

ARTICLE I

DEFINITIONS

1.01

“Administrator” means the Compensation Committee of the Employer unless the Board of Directors designates a different Administrator pursuant to Article IV.

1.02

“Beneficiary” means the person designated to receive benefits of the Participant or the person otherwise entitled to receive benefits pursuant to the provisions of the Plan.

1.03

“Board of Directors” or “Board” means the Board of Directors of the Arrow Financial Corporation.

1.04

“Code” means the Internal Revenue Code of 1986, as amended.

1.05

“Defined Benefit Pension Plan” means the Arrow Financial Corporation Employees’ Pension Plan and Trust, as amended and restated effective January 1, 2003, and amended from time to time thereafter, or any successor plan thereto.

1.06

“Effective Date” of this restated Plan means January 1, 2005.

1.07

“Employer” means the Arrow Financial Corporation.

1.08

“ERISA” means the Employee Retirement Income Security Act.

1.09

“ESOP” means the Arrow Financial Corporation Employee Stock Ownership Plan, as amended from time to time, or any successor thereto.

1.10

“Participant” means any employee of the Arrow Financial Corporation or any subsidiary corporation who has met the eligibility requirements of Article II and who is participating in the Plan.

1.11

“Participating Employer” means the Employer and any subsidiary corporation that elects to participate in this Plan.

1.12

“Plan” means the Arrow Financial Corporation Select Executive Retirement Plan.

1.13

“Plan Year” means the calendar year.

1.14

“Retirement Benefit” means the benefit to be provided to Participants as determined by Article III and specified in Schedules A and B of the Plan.

1.15

“Trust” means the rabbi trust fund, if any, which may be established by the Employer to pay benefits under the Plan.

1.16

“Year of Service” means a Year of Eligibility Service as defined in the Defined Benefit Pension Plan.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.01

Eligibility

The Plan shall provide Retirement Benefits solely to those employees or former employees as set forth in Schedules A and B of the Plan.

The Participants eligible for Retirement Benefits under Schedule A and Schedule B shall constitute a select group of management or highly compensated employees as set forth in ERISA.

0.2

Participating Employers

The Plan shall constitute a single Plan of the Arrow Financial Corporation, which shall have full authority as Employer to amend, modify, administer and terminate the Plan.  Only employees of Arrow Financial Corporation, or any other subsidiary corporation shall be eligible to participate in the Plan, provided that such other Participating Employer consents to such participation either by executing this Plan or a separate consent agreement.  Any such Participating Employer may thereafter withdraw its consent, in which event the Plan shall be deemed terminated with respect to the employees of such Participating Employer.  The Employer, on behalf of its employees, and any other Participating Employer, on behalf of its employees, shall pay the required Retirement Benefits to their Participants pursuant to the provisions of the Plan.

ARTICLE III

PLAN BENEFITS

0.1

Retirement Benefits

Retirement Benefits shall be paid by the Participating Employer to the Participant in the amount, time and in the manner specified in this Article and in Schedules A and B of the Plan.

0.2

Restoration of Employment

If a Participant is restored to full-time employment with the Participating Employer, payments under the Plan shall continue.  Upon the Participant’s subsequent termination of employment with the Participating Employer, any additional Retirement Benefits that have accrued under the Plan shall be paid in accordance with the terms and provisions of the Plan with respect to such additional benefits.

3.03

Time and Manner of Payment

(a)

The Retirement Benefit of a Participant shall commence within 30 days after the date a Participant qualifies for benefit commencement under Schedules A and B of the Plan, except however, where the Participant is a Key Employee (as defined by the Code) of a Participating Employer, in which case benefits shall commence no sooner than the date that is 6 months following the Participant’s separation from service with the Participating Employer.

Retirement Benefits payable under Schedule A shall be paid by the Participating Employer to those individuals and in such amounts and in such form as listed in Schedule A.

Benefits payable under Paragraph 3 of Schedule B shall be paid in any of the actuarially equivalent life annuity forms of payment permitted under the terms of the Defined Benefit Pension Plan. However, such benefit form election must be made prior to commencement of the benefits hereunder and be independent, in terms of time and form, of any such election made with respect to the Defined Benefit Pension Plan.

Benefits payable under Schedule A and Paragraph 3 of Schedule B may not be paid in the form of a lump sum.  Benefits shall be paid monthly, quarterly, or annually, as elected and fixed by the Participating Employer prior to commencement of benefits.  If benefits commence after the first day of the calendar year, the total benefits paid, regardless of whether annual, quarterly, or monthly payments were elected, during the first year shall be determined as if such benefits were payable monthly commencing with the month in which the first payment is made.  Benefits payable under Paragraph 4 of Schedule B shall be paid as specified therein.

(b)

In the event of a “Change in Control” of the Employer, all Participants shall be fully vested in their Retirement Benefits and the lump sum value of such Retirement Benefits shall be immediately paid to such Participants and the Plan will be terminated.  For purposes of this Section 3.03(b), the lump sum value of each Participant’s Retirement Benefit, deferred to the earliest commencement date of such Retirement Benefit, shall be the Actuarial Equivalent (present value) of such Retirement Benefit, based upon the assumptions defined in the Defined Benefit Pension Plan.  In addition, the lump sum value of Retirement Benefits payable under Schedule B shall be calculated without regard to the reduction set forth in Section 5.04.  In no event shall any payment be made that would constitute an excess parachute payment under Code Section 280G.  For purposes of this Section 3.03(b), a "Change of Control" of Arrow Financial Corporation (“Arrow”) means:

(i)

The acquisition by one person, or more than one person acting as a group, of ownership of stock of Arrow that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Arrow;

(ii)

The acquisition by one person, or more than one person acting as a group, of ownership of stock of Arrow, that together with stock of Arrow acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of Arrow;

(iii)

A majority of the members of Arrow’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of Arrow’s board of directors before the date of the appointment or election;

(iv)

One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from Arrow that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of Arrow immediately before such acquisition or acquisitions.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Arrow.

This definition of Change in Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Internal Revenue Code of 1986.

3.04

Survivor Benefits for Participants listed in Schedule B

(a)

If benefits have not commenced to the Participant before death, the Retirement Benefit of a Beneficiary must commence 30 days after the date of the Participant’s death.  Such benefit shall be paid in the form of a life annuity.  The benefit shall be payable monthly, quarterly, or annually, as elected and fixed by the Participating Employer prior to commencement of benefits.  If benefits commence after the first day of the calendar year, the total benefits paid, regardless of whether annual, quarterly, or monthly payments were elected, during the first year shall be determined as such benefits were payable monthly commencing with the month in which the first payment is made.

(b)

If a Participant dies after benefits have commenced but before all guaranteed benefits have been paid, any remaining guaranteed benefits shall be paid to his or her Beneficiary pursuant to the form of payment elected by the Participant.

i.5

Right of Participants to Plan Benefits

No Retirement Benefit of the Plan shall be subject in any manner, either voluntarily or involuntarily, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any act or violation of the foregoing shall be null and void.  No benefit under the Plan shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary.  Benefits shall not be subject to attachment or legal process and the same shall not be recognized by the Participating Employer except to such extent as may be required by law.  The rights of any Participant to benefits under the Plan prior to the actual receipt of such benefit shall be limited to those of a general unsecured creditor of the Participating Employer.

i.6

Rights of Participating Employer to Assets

Any asset of the Participating Employer which may be used to pay benefits under the Plan shall be an unrestricted asset of the Participating Employer and not deemed to be held under any trust for the benefit of the Participants or their Beneficiaries or represent security for any of the Participating Employers’ obligations under the Plan.  In addition, these assets and any other assets of the Participating Employer will be subject to the claims of the general creditors of such Participating Employer if the Participating Employer becomes insolvent.  If the Participating Employer is unable to pay its debts as they mature or is a party in any bankruptcy proceeding under federal or state law, the Participating Employer will be considered insolvent.  The Board of Directors and Chief Executive Officer of the Participating Employer shall have the duty of immediately informing the Administrator in writing of either or both of these conditions.  Upon receipt of this information or upon receipt of actual knowledge, the Administrator shall discontinue payments of the Retirement Benefits and shall deliver any assets as a court of competent jurisdiction may direct to satisfy the claims of the Participating Employer’s creditors.  In no event shall the Administrator have an affirmative duty to ascertain whether or not the Employer is insolvent.

i.7

Funding

Notwithstanding, anything else to the contrary, the Participating Employer retains the right to establish an irrevocable grantor trust as defined in Section 671 of the Internal Revenue Code for purposes of funding the Retirement Benefits under the Plan.

i.8

Interest on Late Payments

If any benefit under the Plan is not paid, in full, within five (5) days after its due date, the Employer shall pay interest on the unpaid amount at an annual rate equal to the greater of (1) fifteen percent (15%) per annum, compounded daily, or (2) twice the prime rate charged by Citibank N.A. on the due date of the payment.

If a Participant or Beneficiary makes a claim for such interest and is denied by the Employer, then the claims review procedure specified in Section 4.06 shall be followed.

ARTICLE IV

ADMINISTRATION

.1

Assignment of Administrative Authority

The Compensation Committee shall serve as the Administrative Committee of the Plan unless a different Administrator is designated by the Board of Directors.  Members of the Administrative Committee shall serve at the pleasure of the Board of Directors.  Any member may resign by delivering a written resignation to the Board of Directors.  Vacancies arising by virtue of resignation, death, removal or otherwise shall be filled by the Board.

.2

Powers and Duties

The Administrator shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out its provisions, including the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan.  Any such determination by the Administrator shall be conclusive and binding on all persons, provided that the foregoing shall not be construed to empower the Administrator to alter the time for commencement of benefits or the amount of or manner of payment of benefits as provided in this Plan.

4.03

Organization and Operation

(a)

The Administrator shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting.

(b)

The Administrator may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the member or members so designated.

(c)

The Administrator may adopt such rules and regulations as it deems desirable for the conduct of its affairs and may appoint such counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan.

(d)

Whenever the Administrator is authorized to exercise any discretion hereunder with respect to any matter, the exercise of such discretion shall be by the members of the Administrator then acting, except where such matter affects only one member of the Administrator, in which case the exercise of such discretion shall be by the other members of the Administrator.  In exercising its discretion, or in taking any other action, the Administrator shall act in a uniform, nondiscriminatory manner.

4.04

Records, Reports and Service of Process

(a)

The Administrator shall keep a record of all its proceedings and actions and shall keep such books of account, records, and other data as may be necessary for proper administration of the Plan.  The Administrator, if other than Arrow Financial Corporation, shall notify the Arrow Financial Corporation of any action taken and, when required, shall notify any other interested person or persons.

(b)

The Administrator shall be responsible for assuring that the Plan complies with all reporting and disclosure requirements of federal law.

(c)

The Administrator, or any member thereof, is hereby designated as the agent for the service of any legal process.

.5

Payment of Expenses

Unless otherwise determined by the Board of Directors, the members of the Administrator shall serve without compensation for services as such, but all expenses of the Administrator shall be paid by the Participating Employers.  Such expenses shall include any expenses incident to the functioning of the Administrator, including but not limited to fees of counsel and other specialists and other costs of administering the Plan.

.6

Claims Procedures

The Administrator shall handle the following in accordance with federal regulations:

(a)

Claims - A person who believes that he is entitled to a benefit under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Administrator, setting forth his or her claim.  The request must be addressed to the Administrator at its then principal place of business.

(b)

Claims Decisions - Upon receipt of a claim, the Administrator shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period.  The Administrator may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

If the claim is denied in whole or in part, the Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

(i)

The specific reason or reasons for such denial;

(ii)

The specific reference to pertinent provisions of this Plan on which such denial is based;

(iii)

A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary.

(iv)

Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

(v)

The time limits for requesting a review under subsection c.

(c)

Requests for Review - Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Administrator review its determination.  Such request must be addressed to the Administrator, at its then principal place of business.  The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Administrator.  If the Claimant does not request a review of the Administrator’s determination within such sixty (60) day period, the Claimant shall be barred and stopped from challenging the Administrator’s determination.

(d)

Review of Decisions - Within sixty (60) days after the Administrator’s receipt of a request for review, the Administrator shall review the determination.  After considering all materials presented by the Claimant, the Administrator shall render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based.  If special circumstances require that the sixty (60) day time period be extended, the Administrator will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

ARTICLE V

AMENDMENTS AND TERMINATION

.1

Amendments

This Plan may be amended at any time by Arrow Financial Corporation through its Board of Directors provided that any such amendment may not reduce or adversely affect any accrued Retirement Benefit of any Participant at the time of such amendment.

.2

Duration and Termination

It is the intention of the Participating Employers that the Plan shall provide a permanent Plan of benefits to be administered for the benefit of eligible employees.  However, the Employer reserves the right to terminate the Plan at any time and to modify or amend the Plan to comply with Federal law or to maintain the exemption from ERISA granted to unfunded plans providing benefits to a select group of management or highly compensated employees.  If such exemption cannot be complied with, the Employer in its discretion may terminate the Plan.

.3

Corporate Successors

Unless there is a “Change in Control” as defined in Section 3.03(b), the Plan shall not be automatically terminated by a transfer or sale of assets of the Participating Employer or by the merger or consolidation of the Participating Employer into any other corporation or other entity, but the Plan shall be continued after such sale, merger, or consolidation only if and to the extent that the transferee, purchaser, or successor entity agrees to continue the Plan.

5.04

Benefits in the Event of Termination of the Plan

If the Plan is terminated, the Participating Employer is not obligated to pay any amount of Retirement Benefits to the Participant except as specifically provided in Schedules A and B.  Except in the event of a Change in Control as defined in Section 3.03(b), benefits payable under Schedule B shall be based on the Retirement Benefit the Participant would have been eligible to receive if the Plan had been continued until the date the Participant separated from service, multiplied by a fraction the numerator of which shall be the number of Years of Service at the time the Plan was terminated and the denominator of which shall be the total number of Years of Service of the Participant on the date the Participant separated from service.

Notwithstanding the above, if the Plan is terminated by the Participating Employer for a reason other than a Change in Control, the distribution of benefits as otherwise provided for herein may not be accelerated by reason of such plan termination unless such distributions are expressly permitted by Code Section 409A and the regulations there under.

SCHEDULE A

Arrow Financial Corporation

Select Executive Retirement Plan

The named Participants to receive Retirement Benefits under this Schedule A shall have been so designated by the Board of Directors for such benefits (or increases) on or after January 1, 2005 and shall qualify as a select group of management or highly compensated employees as set forth in ERISA.  In its discretion, the Employer can increase the supplement each year by a fixed percentage, determined solely by the Participating Employer.  In its discretion, the Participating Employer can reduce or terminate the benefit payable to a Participant, except if otherwise provided in this Schedule A.  Benefits are to be provided as follows:

1.

Robert P. Larson shall receive an additional $58.46 per month in the form of a Single Life Annuity beginning January 1, 2008.

2.

Herbert A. Heineman, Jr., former President and Chief Executive Officer, Glens Falls National Bank, shall receive an additional $424.11 per month in the form of a Single Life Annuity beginning January 1, 2008.

3.

Philip R. Stephenson, former President and Chief Executive Officer, Saratoga National Bank, shall receive an additional $35.22 per month in the form of a 100% Joint and Survivor Annuity beginning January 1, 2008.

4.

Michael F. Massiano, former President and Chief Executive Officer, Arrow Financial Corporation and Glens Falls National Bank, shall receive $4,077.85 per month in the form of a 50% Joint and Survivor Annuity beginning January 1, 2006, increased to $4,410.19 per month beginning January 1, 2008.

5.

Winifred M. Blaum, former Vice President, Glens Falls National Bank, shall receive an additional $15.00 per month in the form of a Single Life Annuity beginning January 1, 2008.

6.

Michael Cunningham, former Senior Vice President of Glens Falls National bank and Trust Company, shall receive $300.00 per month in the form of a 100% Joint and Survivor Annuity beginning January 1, 2005.

In addition to the benefits stated above, the Board of Directors also grants the following:

The determination of benefits pursuant to Schedule B paragraph 3(a) for Mr. Thomas L. Hoy and Mr. John J. Murphy, shall be made by adding three (3) to their respective ages and years of service for benefit accrual for the purpose of calculating the benefits that they would otherwise have been entitled to under the Defined Benefit Pension Plan formula without regard to the limits imposed by Section 401(a)(17) and Section 415(b) of the Code.

SCHEDULE B

Arrow Financial Corporation

Select Executive Retirement Plan

1.

Participants eligible to receive Retirement Benefits under this Schedule B shall consist of those employees or former employees of the Employer or Participating Employer who qualify as a select group of management or highly compensated employees as set forth in ERISA, and whose benefits under the Defined Benefit Pension Plan and/or ESOP have been limited, as described below, by Section 415 and/or Section 401(a)(17) of the Code or are otherwise deemed by the Board not to be sufficient and, effective January 1, 2008, to which the Board has expressly granted eligibility under the Plan.

2.

Any employee or former employee shall become a Participant in the Plan if:

(a)

His Compensation, as defined in the Defined Benefit Pension Plan or ESOP, for the current Plan Year or any prior Plan Year would exceed, if not for such limitation, the amount specified in Section 401(a)(17) of the Code ($210,000 in 2005); or

(b)

His projected annual pension benefit under the Defined Benefit Pension Plan, if determined without regard to the benefit limits imposed by Section 415(b) of the Code or the compensation limit imposed by Section 401(a)(17) of the Code, would exceed the dollar amount specified in Section 415(b)(1) of the Code ($170,000 for 2005); or

(c)

His annual additions, as defined in Section 415(c)(2) of the Code, under the ESOP, if determined without regard to the annual additions limits imposed by Section 415(c) of the Code or the compensation limit imposed by Section 401(a)(17) of the Code, for any Plan Year beginning after 1993, would exceed the dollar amount specified in Section 415(c)(1) of the Code ($42,000 for 2005);

(d)

and, effective January 1, 2008, the Board, through written declaration, has granted eligibility under the Plan to the employee.

3.

Retirement Benefits payable under this Schedule B by reason of Code limitations shall be the Actuarial Equivalent, as defined in the Defined Benefit Pension Plan, of:

(a)

The Vested annual Retirement Benefit to which the Participant or surviving spouse would be eligible to receive at the time of retirement or death as determined under the Defined Benefit Pension Plan formula based upon the Participant’s Compensation, as defined in the Defined Benefit Pension Plan but without regard to the limit imposed by Section 401(a)(17) of the Code, and without regard to any benefit limitation under Section 415(b) of the Code, adjusted for the form of payment selected by the Participant, less

(b)

The annual pension benefit that is payable to the Participant or surviving spouse under the Defined Benefit Pension Plan, less

(c)

The benefit accrued and vested under the Plan as of December 31, 2004 under the terms of the Plan as then in effect (“Grandfathered Benefit”).

(d)

Notwithstanding the above, the Board grants to the following cost of living adjustments with respect to Retirement Benefits currently paid under this section:

(i)

Herbert A. Heineman, Jr., former President and Chief Executive Officer, Glens Falls National Bank, shall receive an additional $119.20 per month in the form of a Single Life Annuity beginning January 1, 2008.

(ii)

Michael F. Massiano, former President and Chief Executive Officer, Arrow Financial Corporation and Glens Falls National Bank, shall receive $10,532.67 per month in the form of a 50% Joint and Survivor Annuity beginning January 1, 2006, increased to $11,381.08 per month beginning January 1, 2008.

4.

Additional ESOP Benefits shall be payable under this Schedule B to any Participant who, for any Plan Year beginning on or after January 1, 1994, receives an allocation under the ESOP which is less than the allocation he would have received if the limitations imposed by Section 415(c) and Section 401(a)(17) of the Code did not apply.

(a)

As of the last day of each Plan Year, such a Participant shall receive an allocation under the Plan equal to the sum of (i), (ii) and (iii) below:

(i)

Phantom Share Allocation – an allocation of phantom shares of Employer stock equal to the excess, if any, of (1) over (2), where:

(1)

is the number of shares of Employer stock that would have been allocated to the Participant’s account under the ESOP with respect to such Plan Year if the limitations of Sections 415(c) and 401(a)(17) of the Code were disregarded, and

(2)

is the number of shares of Employer stock actually allocated to the Participant’s account under the ESOP for such Plan Year.

The phantom shares allocated pursuant to this subparagraph (i) shall be held in the Participant’s Phantom Share Account.

(ii)

Cash Allocation – a dollar amount allocation equal to the excess, if any, of (1) over (2), where:

(1)

is the dollar amount that would have been allocated in cash to the Participant’s account under the ESOP with respect to such Plan Year if the limitations of Sections 415(c) and 401(a)(17) of the Code were disregarded, and

(2)

is the dollar amount actually allocated in cash to the Participant’s account under the ESOP for such Plan Year.

The dollar amounts allocated pursuant to this subparagraph (b) shall be held in the Participant’s Cash Account.

(iii)

Dividend and Interest Allocation – Stock and cash dividends on Employer stock shall be credited to the Participant’s Phantom Share Account when paid, as if such phantom shares were actual shares, and interest on the value of the Participant’s Cash Account, determined as of the last day of the immediately preceding Plan Year, shall be allocated at a rate to be determined annually by the Plan Administrator and credited to the Participant’s Cash Account as of the last day of the Plan Year.

(b)

Additional ESOP Benefits, if any, shall be distributed to the Participant, or his Beneficiary, in a single lump sum cash payment within 90 days after the date of termination of his employment in an amount equal to the Vested portion of:

(i)

The number of phantom shares of Employer stock credited to the Participant’s Phantom Share Account as of the last day of the Plan Year coinciding with or immediately preceding the date of distribution, multiplied by the fair market value of one share of the Employer’s stock as determined by the Plan Administrator in its discretion; plus

(ii)

The value of the Participant’s Cash Account as of the same date.

Notwithstanding, if the Participant is a Key Employee (as defined by the Code) of a Participating Employer, the payment of additional ESOP Benefits, if any, as described above shall be distributed no sooner than the date that is 6 months following the Participant’s separation from service with the Participating Employer.

A Participant’s Vested percentage shall be determined in accordance with the ESOP.

(c)

This section shall apply to benefits that have accrued or become vested after December 31, 2004, including any increase attributable to Grandfathered Benefits’ investment experience after December 31, 2004.